Exhibit T3A.13
CERTIFICATE OF FORMATION
OF
AMBASSADORS INTERNATIONAL INVESTMENTS, LLC
UNDER SECTION 9 OF THE LIMITED LIABILITY COMPANY ACT OF 1996
OF THE REPUBLIC OF THE MARSHALL ISLANDS
     The undersigned, in order to form a limited liability company under and pursuant to the provisions of the Limited Liability Company Act of 1996 of the Republic of the Marshall Islands (the “Act”), does certify as follows:
1.	The name of the Limited Liability Company is: AMBASSADORS INTERNATIONAL INVESTMENTS, LLC

2.	The address of its registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH 96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

3.	The formation date of the Limited Liability Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 5th day of April, 2007.

/s/ Derick W. Betts
Derick W. Betts, Jr.
Authorized Person